                                                                    EXHIBIT 10.3

                        SPORTSNUTS.COM INTERNATIONAL, INC

                         EXECUTIVE EMPLOYMENT AGREEMENT

        This Employment Agreement (this "Agreement") is entered into as of this 1st day of September, 1999, by and between SportsNuts.com International, Inc., a Delaware corporation (the "Company"), and David Hill, a resident of the State of Utah (the "Employee"), collectively referred to hereinafter as the "Parties" or individually as a "Party."

        In consideration of the foregoing and of the promises and mutual covenants contained herein, the Parties hereto agree as follows:

1.      Employment; Location

        The Company hereby employs Employee and Employee hereby accepts such employment in Salt Lake and Summit Counties, State of Utah, or in such other location or locations as may be mutually agreed between the Parties.

2.      Term

        Employee's employment hereunder has no specified term or length and, Subject to Section 6 below, either the Company or Employee can terminate the employment at any time, with or without Cause (as defined herein) and with or without prior notice.

3.      Duties

        Employee's employment hereunder shall be in the capacity of the Chief Financial Officer of the Company. Employee hereby agrees to faithfully execute, to the best of his ability, such duties in connection with such office and to otherwise devote his full time, skills, and best efforts to such duties. Employee shall perform such duties subject to the general supervision and control of the Company's Chief Executive Officer and Board of Directors. Employee agrees that during the period of his employment, he shall not carry on outside work of any nature (including, without limitation, charitable work, civic activities, consulting work, or directorships) that is reasonably determined by the Board of Directors to substantially interfere with Employee's duties and responsibilities hereunder.

4.      Compensation and Benefits

        During the Employment Term, the Company shall pay Employee, and Employee accepts as full compensation for all services to be rendered to the Company, the following compensation and benefits:

        4.1 Salary. The Company shall pay Employee a base salary equal to One Hundred Five Thousand ($105,000) per year ("Base Salary") plus such annual additional compensation or performance bonus as may be determined by the Chief Executive Officer at the end of each fiscal year. Such compensation shall be paid to Employee in accordance with the Company's payroll practices in effect from time to time during the Employment Term.

        4.2 Grant of Option. Effective at the commencement of the Employment Term, the Company hereby grants to Employee an option ("Option") to acquire 200,000 shares of its common stock at an exercise price of $2.25 per share. Effective with the commencement of the Employment Term, the Option shall vest immediately with respect to 50,000 shares. The remainder of the Option shall vest in three (3) successive annual installments of 50,000 shares each, with the first installment vesting one (1) year from the date of this Agreement. Notwithstanding the foregoing, if Employee's employment is terminated by the Company without Cause (as defined below), the Option shall immediately vest and become exercisable with respect to those shares that would have become vested in the year of termination. The Option or any portion thereof shall expire if not exercised within five (5) years from the date hereof. The Option shall be governed by and shall be subject to the provisions of the Company's 1999 Stock Option Plan. The Company shall prepare and deliver to Employee a separate grant of the Option in accordance with the Plan in the form attached hereto as Exhibit "A."

        4.3 Vehicle Allowance. The Company shall reimburse Employee for up to $500 per month for expenses incurred from the operation and maintenance of a vehicle to be used in connection with Employee's duties herein. Employee hereby agrees to provide such evidence of expenses as may reasonably be required by the Company.

        4.4 Continuing Education and Accountancy Association Membership. The Company shall pay all expenses for Employee to attend such continuing education seminars as are necessary for Employee to maintain Employee's professional licenses and to become proficient in such areas as are reasonably determined by the Chief Executive Officer to be necessary to the performance of Employee's duties hereunder. The Company shall also pay any and all fees necessary to maintain Employee's membership in the UACPA and the AICPA.

        4.5 Additional Benefits. Employee shall be eligible to participate in the Company's employee benefit plans for employees, including any such benefits made available to similarly situated executives of the Company, if and when any such plans may be adopted. Such benefit plans may include, without limitation, the following: bonus plans, pension or profit sharing plans, incentive stock plans and those plans covering life, disability, health, and dental insurance in accordance with the rules established in the discretion of the Board of Directors for individual participation in any such plans as may be in effect from time to time.

        4.6 Vacation, Sick Leave, and Holidays. During the Employment Term, Employee shall be entitled to vacation and sick leave at full pay for a minimum of the (3) weeks per year, or such other period as established by the Board of Directors, in addition to the usual and customary holidays as established by Company from time to time.

        4.7 Deductions. During the Employment Term, the Company shall have the right to deduct from Employee's Base Salary and other compensation due to Employee hereunder any and all sums required for social security and withholding taxes and for any other federal, state, or local tax or charge which may be hereafter enacted or required by law as a charge on any such amounts paid to Employee.

5.      Business Expenses

        The Company shall promptly reimburse Employee for all reasonable out-of-pocket business expenses incurred in fulfilling Employee's duties hereunder, in accordance with the general policy of the Company in effect from time to time, provided that Employee furnishes to the Company adequate records and other documentary evidence required by all federal and state statutes and regulations issued by the appropriate taxing authorities for the substantiation of each such business expense as a deduction on the federal or state income tax returns of the Company.

6.      Termination

        6.1 Generally. During the Employment Term, either the Company or Employee may terminate Employee's employment with the Company hereunder at any time, without or without Cause or Good Reason, in its or his sole discretion, upon thirty (30) days prior written notice. Without limiting the foregoing, Employee may immediately terminate his employment with the Company at any time for Good Reason, and the Company may immediately terminate Employee's employment for Cause. In the event Employee's employment is terminated hereunder, all obligations of the Company and all obligations of Employee shall cease except as provided in this Section 6 and in Sections 7-18 below. For purposes of this
Agreement:

               (a) "Cause" shall mean (i) Employee's material breach of any of the terms, covenants, representations, or warranties contained in this Agreement which continues following not less than two (2) weeks written notice from the Company of such breach; (ii) the Executive being guilty of willful misconduct on the Company's premises or elsewhere, whether during the performance of his duties or not, which materially and negatively affects the business or reputation of the Company; (iii) Employee's being found guilty or entering a plea of guilty or nolo contendre in a criminal court of a felony; or (iv) Employee's willful breach of duty or habitual neglect of duty, or refusal to comply with any reasonable or proper direction given by on behalf of the President, Chief Executive Officer, or Board of Directors.

               (b) "Good Reason" shall mean the termination of employment by Employee as a result of (i) a material breach of this Agreement by the Company, or (ii) a relocation of Employee outside Utah, Salt Lake, and Summit Counties.

               (c) "Termination Date" shall mean (i) if this Agreement is terminated on account of death, the date of death; (ii) if this Agreement is terminated for Disability (as defined below), the date on which a notice of termination due to Disability is delivered to the Employee (or such later date as may be set forth in such notice); (iii) if this Agreement is terminated by the Company, the date on which a notice of termination is delivered to the Employee (or such later date as may be set forth in such notice); (iv) if the Agreement is terminated by the Employee, the earlier of (x) the date on which the Employee delivers the notice of termination (or such later date as may be set forth in such notice) to the Company and (y) the date he ceases work; or (v) if this Agreement expires by its terms, on the last day of the term of this Agreement.

               (d) "Disability" shall mean the Employee is unable to perform the essential functions of his job and render services of the character previously performed in the ordinary course and that such inability continues for a period of at least three (3) consecutive months (or for shorter periods totaling more than four (4) months during any period of twelve (12) consecutive months).

        6.2 Severance Pay.

               (a) If (i) the Company terminates the employment of the Employee without Cause, or (ii) the Employee terminates his employment for Good Reason, the Employee shall be entitled to receive Base Salary until six (6) months following the Termination Date, or until such time as the Employee has obtained new employment at an annual salary equal to or greater than ninety percent (90%) of Employee's Base Salary hereunder, whichever comes first (such payment after the Termination Date is referred to as "Severance Pay"). During this time, the Employee agrees to make a good faith effort to find new employment. The Severance Pay outlined above shall be paid in accordance with the Company's regular payroll schedule in effect at the time that Severance Pay is due.

               (b) If (i) the Employee voluntarily terminates his employment other than for Good Reason, or (ii) the Employee is terminated by the Company for Cause, then the Employee shall be entitled to receive Base Salary (excluding any accrued vacation) through the Termination Date only, and no other compensation shall be payable.

               (c) If the Employee's employment is terminated due to death or Disability, the Employee shall be entitled to receive Base Salary and accrued vacation through the Termination Date only, and no other compensation shall be payable.

               (d) In addition to the provisions of Section 6.2(a) and 6.2(b) hereof, to the extent COBRA shall be applicable to the Company, the Employee shall be entitled to continuation of group health plan benefits for such period as may then be required by law if the Employee satisfies all applicable conditions to the receipt of such continuation of benefits, including any required elections or payments.

               (e) Employee acknowledges that, upon termination of his employment, he is entitled to no other compensation, severance or other benefits other than those specifically set forth in this Agreement.

               (f) The provisions of this Section 6.2 are intended to be and are exclusive and in lieu of any other rights or remedies to which the Employee or the Company may otherwise be entitled, either at law, tort or contract, in equity, or under this Agreement, as a result of any termination of the Employee's employment. The Employee shall be entitled to no benefits, compensation or other payments or rights upon termination of employment other than those benefits expressly set forth in this

Section 6.2.

        6.3 Option to Retain as Consultant. Upon termination of Employee's employment, other than for reason of Employee's death, the Company shall have an option to retain the services of Employee as a consultant for a period of one year from the Termination Date. The Company shall exercise such option by giving written notice thereof to Employee within ten (10) days after the Termination Date, and the obligations of Employee as a consultant upon such exercise shall be effective from the Termination Date. If the Company elects to exercise such option, Employee shall make himself available to the Company during the period of consultancy at least 2 hours during any one-month period. Employee agrees to accept as consideration for such services as a consultant a fee of $100 per hour. In addition, the Company shall reimburse Employee for any reasonable expenses paid or incurred by Employee in connection with the performance of duties as a consultant of the Company. Employee shall be entitled to no compensation as a consultant other than the above fees and expenses. Employee acknowledges and agrees to be bound by the obligation not to compete with the Company as set forth in Section 7 below during the period for which Employee is a consultant for the Company.

7.      Confidential Information

        Employee acknowledges that during Employee's employment or consultancy with the Company, Employee will develop, discovery, have access to, and become acquainted with technical, financial, marketing, personnel, and other information relating to the present or contemplated products, services (including prices, costs, sales, or content), or the conduct of business of the Company or an Affiliate, computer programs, computer systems, operations, processes, knowledge of the organization or the industry, research and development operations, future business plans, customers (including identities of customers and prospective customers, identities of individual contracts at business entities which are customers or potential customers), business relationships, or other information, which is of a confidential and proprietary nature ("Confidential Information"). Employee agrees that all files, data, records, reports, documents, and the like relating to such Confidential Information, whether prepared by him or otherwise coming into Employee's possession, shall remain the exclusive property of the Company (or its Affiliates as the case may be), and Employee hereby agrees to promptly disclose such Confidential Information to the Company upon request and hereby assigns to the Company any rights which Employee may acquire in any Confidential Information. Employee further agrees not to disclose or use any Confidential Information and to use Employee's best efforts to prevent the disclosure or use of any Confidential Information either during the term of employment or consultancy or at any time thereafter, except as may be necessary in the ordinary course of performing Employee's duties under this Agreement. Upon termination of Employee's employment or consultancy with the Company for any reason, Employee shall promptly deliver to the Company all materials, documents, data, equipment, and other physical property of any nature containing or pertaining to any Confidential Information, and Employee shall not take from the Company's premises any such material or equipment or any reproduction thereof.

8.      Invention Assignment

        8.1 Disclosure of Inventions. Employee hereby agrees that if he conceives, learns, makes, or first reduces to practice, either alone or jointly with others, any inventions, improvements, original works of authorship, formulas, processes, computer programs, sales or marketing techniques, know-how, or data (hereinafter referred to as "Inventions") relating to the business and/or technology of the Company while he is employed by the Company, he will promptly disclose such Inventions to the Company or to any person designated by the Company.

        8.2 Ownership, Assignment, Assistance, and Power of Attorney. All Inventions relating to the Company's business, operations, or research and development which result from work performed by Employee for the Company shall be the sole and exclusive property of the Company, and the Company shall have the right to use and to apply for patents, copyrights, or other statutory or common law protections for such Inventions in any country. Employee hereby assigns to the Company any rights which Employee has acquired or which Employee may acquire in such Inventions. Furthermore, Employee agrees to assist the Company in every proper way at the Company's expense to obtain patents, copyrights, and other statutory or common law protections for such Inventions in any country and to enforce such rights from time to time. Specifically, Employee agrees to execute all documents as the Company may use in applying for and in obtaining or enforcing such patents, copyrights, and other statutory or common law protections, together with any assignments thereof to the Company or to any person designated by the Company. Employee's obligations under this paragraph shall continue beyond the termination of his employment with the Company, but the Company shall compensate Employee at a reasonable rate after such termination for the time which Employee actually spends at the Company's request in rendering such assistance. In the event the Company is unable for any reason whatsoever to secure Employee's signature to any lawful document required to apply for or to enforce any patent, copyright, or other statutory or common law protections for such Inventions, Employee hereby irrevocably and severally designates and appoints the Company and its duly authorized officers and agents as Employee's agents and attorneys-in-fact to act in Employee's stead to execute such documents and to do such other lawful and necessary acts to further the issuance or prosecution of such patents, copyrights, and other statutory or common law protections, and Employee hereby declares that such documents or such acts shall have the same legal force and effect as if such documents were executed by Employee or such acts were done by Employee.

        8.3 Exclusion of Prior Inventions. Employee has identified on Exhibit B attached hereto a complete list of all Inventions which Employee has conceived, learned, made or first reduced to practice, either alone or jointly with others, prior to Employee's employment with the Company and which Employee desires to exclude from the operation of this Agreement. If no Inventions are listed on this Exhibit B, Employee represents that he has made no such Inventions at the time of signing this Agreement.

9.      No Conflicts

        Employee hereby represents that, to the best of Employee's knowledge, Employee's performance of all the terms of this Agreement and work as an employee or consultant of the Company does not breach any oral or written agreement which Employee has made prior to employment with the Company hereunder.

10.     Equitable Remedies

        Employee acknowledges that Employee's obligations hereunder are special, unique, and extraordinary, and that a breach by Employee of certain provisions of this Agreement, including without limitation Sections 7 and 8 above, would cause irreparable harm to the Company for which damages at law would be an inadequate remedy. Accordingly, Employee hereby agrees that in any such instance the Company shall be entitled to seek injunctive or other equitable relief in addition to any other remedy to which it may be entitled. All of the rights of the Company from whatever source derived, shall be cumulative and not alternative.

11.     Assignment

        This Agreement is for the unique personal services of Employee and is not assignable or delegable in whole or in part by Employee without the consent of the Board of Directors of the Company. This Agreement may be assigned or delegated in whole or in part by the Company and, in such case, the terms of this Agreement shall inure to the benefit of, be assumed by, and be binding upon the entity to which this Agreement is assigned.

12.     Waiver or Modification

        Any waiver, modification, or amendment of any provision of this Agreement shall be effective only if in writing in a document that specifically refers to this Agreement and such document is signed by the Parties hereto.

13.     Resolution of Disputes

        The Parties hereby agree that all disputes concerning this Agreement shall be subject to binding arbitration by an independent arbitrator to be jointly selected and agreed upon by the Parties hereto. In the event that the Parties cannot agree upon an independent arbitrator, the Parties hereby consent to subject any such dispute to binding arbitration in accordance with the rules of the American Arbitration Association. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The Parties agree that the Company and Employee shall equally bear the costs of any such arbitration under this Section 14.

14.     Entire Agreement

        This Agreement constitutes the full and complete understanding and agreement of the Parties hereto with respect to the subject matter covered herein and supersedes all prior oral or written understandings and agreements with respect thereto.

15.     Employee Acknowledgment.

        Employee acknowledges that (i) he was consulted with or has had the opportunity to consult with independent counsel of his own choice concerning this Agreement, and has been advised to do so by the Company, and (ii) that he has read and understands the Agreement, is fully aware of its legal effect, and has entered into it freely based upon his own judgment.

16.     Severability

        If any provision of this Agreement is found to be unenforceable by a court of competent jurisdiction, the remaining provisions shall nevertheless remain in full force and effect.

17.     Notices

        Any notice required hereunder to be given by either party shall be in writing and shall be delivered personally or sent by certified or registered mail, postage prepaid, or by private courier, with written verification of delivery, or by facsimile transmission to the other party to the address or telephone number set forth below or to such other address or telephone number as either party may designate from time to time according to this provision. A notice delivered personally shall be effective upon receipt. A notice sent by facsimile transmission shall be effective twenty-four hours after the dispatch thereof. A notice delivered by mail or by private courier shall be effective on the third day after the day of mailing.

     (a)    To Employee at:         David M. Hill
                                    1402 West, Fairway Circle
                                    Farmington, Utah 84025

     (b)    To the Company at:      SportsNuts.com International, Inc.
                                    10421 South 400 West
                                    Salt Lake City, Utah 84095
                                    Attention: Kenneth I. Denos

18.     Governing Law; Venue

        This Agreement shall be governed by and construed in accordance with the laws of the State of Utah without regard to the conflict of laws. The Parties further agree that proper venue and jurisdiction for any dispute under this agreement shall be the courts in the State of Utah.

        IN WITNESS WHEREOF, Employee has signed this Agreement personally and the Company has caused this Agreement to be executed by its duly authorized representative to be effective as of the date first given above.

SPORTSNUTS.COM INTERNATIONAL, INC.        EMPLOYEE

/s/ Kenneth Denos                        /s/ David Hill
---------------------------------     ---------------------------------
Kenneth Denos                             David Hill
Executive Vice President

                                   EXHIBIT "A"

                       SPORTSNUTS.COM INTERNATIONAL, INC.

                             1999 STOCK OPTION PLAN

                                   ARTICLE 1.

                               GENERAL PROVISIONS

1.1     PURPOSE OF THE PLAN

        This 1999 Stock Option Plan (the "Plan") is intended to promote the interests of SPORTSNUTS.COM INTERNATIONAL, INC., a Delaware corporation, (the "Corporation") by providing eligible persons with the opportunity to acquire or increase their proprietary interest in the Corporation as an incentive for them to remain in the Service of the Corporation.

        Capitalized terms shall have the meanings assigned to such terms in the attached Appendix.

1.2     ADMINISTRATION OF THE PLAN

        a. Prior to the Section 12(g) Registration Date, the Plan shall be administered by the Board or a committee of the Board.

        b. Beginning with the Section 12(g) Registration Date, the Primary Committee shall have sole and exclusive authority to administer the Plan with respect to Section 16 Insiders. Administration of the Plan with respect to all other persons eligible under the Plan may, at the Board's discretion, be vested in the Primary Committee or a Secondary Committee, or the Board may retain the power to administer the Plan with respect to all such persons.

        c. Members of the Primary Committee or any Secondary Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The Board may also terminate the functions of any Secondary Committee at any time and reassume all powers and authority previously delegated to such committee.

        d. Each Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority to establish such rules and regulations as it may deem appropriate for proper administration of the Plan and to make such determinations under, and issue such interpretations of, the provisions of the Plan and any outstanding options thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties who have an interest in the Plan under its jurisdiction or any option thereunder.

        e. Service on the Primary Committee or the Secondary Committee shall constitute service as a Board member, and members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee. No member of the Primary Committee or the Secondary Committee shall be liable for any act or omission made in good faith with respect to the Plan or any option grants under the Plan.

        f. Each Plan Administrator shall, within the scope of its administrative jurisdiction under the Plan, have full authority (subject to the provisions of the Plan) to determine which eligible persons are to receive option grants, the time or times when such option grants are to be made, the number of shares to be covered by each such grant, the status of the granted option as either an Incentive Option or a Non-Statutory Option, the time or times at which each option is to become exercisable, the vesting schedule (if any) applicable to the option shares, the acceleration of such vesting schedule, the maximum term for which the option is to remain outstanding, whether the option shares shall be subject to rights of repurchase and/or rights of first refusal, and all other terms and conditions of the option grants.

        1.3 ELIGIBILITY

               The following persons shall be eligible to participate in the
Plan:

               a. Employees,

               b. non-employee members of the Board or the board of directors of any Parent or Subsidiary, and

               c. consultants and other independent advisors who provide Services to the Corporation or any Parent or Subsidiary.

        1.4 STOCK SUBJECT TO THE PLAN

               a. The stock issuable under the Plan shall be shares of authorized but unissued Common Stock, including shares repurchased by the Corporation on the open market. The maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed twenty million (20,000,000) shares, which number of shares may be changed from time to time in accordance with Section 3.4 below.

               b. Shares of Common Stock subject to outstanding options shall be available for subsequent issuance under the Plan to the extent (i) the options expire or terminate for any reason prior to exercise in full or (ii) the options are cancelled in accordance with the cancellation-regrant provisions of Article
2. However, should the Exercise Price be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an option under the Plan, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the option is exercised, and not by the net number of shares of Common Stock issued to the holder of such option.

               c. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the number and/or class of securities for which any one person may be granted options per calendar year, and (iii) the number and/or class of securities and the Exercise Price in effect under each outstanding option in order to prevent the dilution or enlargement of benefits thereunder. The adjustments determined by the Plan Administrator shall be final, binding, and conclusive.

                                   ARTICLE 2.

                              OPTION GRANT PROGRAM

        2.1 OPTION TERMS

               Each option shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below. Each document evidencing an Incentive Option shall, in addition, be subject to the provisions of Section
2.2 of the Plan, below.

               a. Exercise Price

                      (1) The Exercise Price shall be fixed by the Plan Administrator but shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the Grant Date.

                      (2) The Exercise Price shall become immediately due upon exercise of the option and shall, subject to the provisions of Article 3.1, and the documents evidencing the option, be payable in one or more of the forms specified below:

                           (a) cash or check made payable to the Corporation,

                           (b) shares of Common Stock held for the requisite
period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or

                           (c) to the extent the option is exercised for vested
shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable written instructions to (a) a Corporation-designated brokerage firm to effect the immediate sale of the Purchased Shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the Purchased Shares plus all applicable federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) the Corporation to deliver the certificates for the Purchased Shares directly to such brokerage firm in order to complete the sale.

                      Except to the extent the sale and remittance procedure is utilized, payment of the Exercise Price for the Purchased Shares must be made on the Exercise Date.

               b. Exercise and Term of Options. Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option. However, no option shall have a term in excess of ten
(10) years measured from the Grant Date.

               c. Effect of Termination of Service

                      (1) The following provisions shall govern the exercise of any options held by the Optionee at the time of cessation of Service:

                           (a) Any option outstanding at the time of the
Optionee's cessation of Service for any reason except death, Permanent Disability or Misconduct shall remain exercisable for a three (3) month period thereafter, provided no option shall be exercisable after the Expiration Date.

                           (b) Any option outstanding at the time of the
Optionee's cessation of Service due to death or Permanent Disability shall remain exercisable for a twelve (12) month period thereafter, provided no option shall be exercisable after the Expiration Date. Subject to the foregoing, any option exercisable in whole or in part by the Optionee at the time of death may be exercised subsequently by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution.

                           (c) Should the Optionee's Service be terminated for
Misconduct, then all outstanding options held by the Optionee shall terminate immediately and cease to be outstanding.

                           (d) During the applicable post-Service exercise
period, the option may not be exercised in the aggregate for more than the number of shares for which the option is exercisable on the date of the Optionee's cessation of Service; the option shall, immediately upon the Optionee's cessation of Service, terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable. Upon the expiration of the applicable exercise period or (if earlier) upon the Expiration Date, the option shall terminate and cease to be outstanding for any shares for which the option has not been exercised.

                      (2) The Plan Administrator shall have the discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:

                           (a) extend the period of time for which the option is
to remain exercisable following the Optionee's cessation of Service from the period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the Expiration Date, and/or

                           (b) permit the option to be exercised, during the
applicable post-Service exercise period, not only with respect to the number of shares of Common Stock for which such option is exercisable at the time of the Optionee's cessation of Service but also with respect to one or more additional shares that would have vested under the option had the Optionee continued in Service.

               d. Stockholder Rights. The holder of an option shall have no stockholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the Exercise Price, and become a holder of record of the Purchased Shares.

               e. Limited Transferability of Options. During the lifetime of the Optionee, Incentive Options may be exercised only by the Optionee, and shall not be assignable or transferable except by will or the laws of descent and distribution following the Optionee's death. Non-Statutory Options may be assigned or transferred in whole or in part only (i) during the Optionee's lifetime if in connection with the Optionee's estate plan to one or more members of the Optionee's immediate family (spouse and children) or to a trust established exclusively for the benefit of one or more such immediate family members, or (ii) by will or the laws of descent and distribution following the Optionee's death. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

        2.3 INCENTIVE OPTIONS

               The terms specified below shall apply to all Incentive Options. Except as modified by the provisions of this Section 2.2, all the provisions of this Plan shall apply to Incentive Options. Options specifically designated as Non-Statutory Options when issued under the Plan shall not be subject to the terms of this Section 2.2.

               a. Eligibility. Incentive Options may only be granted to Employees.

               b. Exercise Price. The Exercise Price shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the Grant Date.

               c. Dollar Limitation. The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date or dates of grant) for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one (1) calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options shall be applied in the order in which such options are granted.

               d. 10% Stockholder. If an Employee to whom an Incentive Option is granted is a 10% Stockholder, then the Exercise Price shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the Grant Date, and the option term shall not exceed five (5) years measured from the Grant Date.

               e. Holding Period. Shares purchased pursuant to an option shall cease to qualify for favorable tax treatment as Incentive Option Shares if and to the extent Optionee disposes of such shares within two (2) years of the Grant Date or within one (1) year of Optionee's purchase of said shares.

        2.3 CORPORATE TRANSACTION/CHANGE IN CONTROL

               a. In the event of any Corporate Transaction, the Board of Directors shall have the sole discretion to elect that each outstanding option shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become fully exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. The Board may exercise its discretion to accelerate the vesting of options whether or not (i) such option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation or Parent thereof or to be replaced with a comparable option to purchase shares of the capital stock of the successor corporation or Parent thereof, (ii) such option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing on the unvested option shares at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to such option, except to the extent that the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of the option grant. The determination of option comparability under clause
(i) above shall be made by the Plan Administrator, whose determination shall be final, binding and conclusive.

               b. In the event of any Corporate Transaction, the Board of Directors shall have sole discretion to elect that all outstanding repurchase rights may also be terminated automatically whether or not those repurchase rights are to be assigned to the successor corporation (or Parent thereof) in connection with such Corporate Transaction.

               c. The Plan Administrator's discretion under Sections 2.3.a. and
b. above shall be exercisable either at the time the option is granted or at any time while the option remains outstanding, whether or not those options are to be assumed or replaced (or those repurchase rights are to be assigned) in the Corporate Transaction. The Plan Administrator shall also have the discretion to grant options which do not accelerate whether or not such options are assumed (and to provide for repurchase rights that do not terminate whether or not such rights are assigned) in connection with a Corporate Transaction.

               d. If the Board of Directors elects the automatic acceleration of some or all of the outstanding options upon the occurrence of a Corporate Transaction, all such outstanding options shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) immediately following the consummation of the Corporate Transaction.

               e. Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities that would have been issuable to the Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to (i) the number and class of securities available for issuance under the Plan following the consummation of such Corporate Transaction, (ii) the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same and (iii) the maximum number of securities and/or class of securities for which any one person may be granted stock options.

               f. The Plan Administrator shall have the discretion, exercisable at the time the option is granted or at any time while the option remains outstanding, to provide for the automatic acceleration of any options assumed or replaced in a Corporate Transaction that do not otherwise accelerate at that time (and the termination of any of the Corporation's outstanding repurchase rights that do not otherwise terminate at the time of the Corporate Transaction) in the event the Optionee's Service should subsequently terminate by reason of an Involuntary Termination within eighteen (18) months following the effective date of such Corporate Transaction. Any options so accelerated shall remain exercisable for shares until the earlier of (i) the expiration of the option term or (ii) the expiration of the one (1)-year period measured from the effective date of the Involuntary Termination.

               g. The Plan Administrator shall have the discretion, exercisable either at the time the option is granted or at any time while the option remains outstanding, to (i) provide for the automatic acceleration of one or more outstanding options (and the automatic termination of one or more outstanding repurchase rights) upon the occurrence of a Change in Control or (ii) condition any such option acceleration (and the termination of any outstanding repurchase rights) upon the subsequent Involuntary Termination of the Optionee's Service within a specified period (not to exceed eighteen (18) months) following the effective date of such Change in Control. Any options accelerated in connection with a Change in Control shall remain fully exercisable until the expiration or sooner termination of the option term.

               h. The portion of any Incentive Option accelerated in connection with a Corporate Transaction or Change in Control shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollar ($100,000) limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Non-Statutory Option under the federal tax laws.

               i. The grant of options under the Plan shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

        2.4 CANCELLATION AND REGRANT OF OPTIONS

               The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected option holders, the cancellation of any or all outstanding options under the Plan and to grant in substitution new options covering the same or different number of shares of Common Stock but with an Exercise Price based on the Fair Market Value per share of Common Stock on the new Grant Date.

                                   ARTICLE 3.
                                  MISCELLANEOUS

        3.1 FINANCING

               a. The Plan Administrator may permit any Optionee to pay the option Exercise Price by delivering a promissory note payable in one or more installments. The terms of any such promissory note (including the interest rate and the terms of repayment) shall be established by the Plan Administrator in its sole discretion. Promissory notes may be authorized with or without security or collateral. In all events, the maximum credit available to the Optionee may not exceed the sum of (i) the aggregate option Exercise Price payable for the Purchased Shares plus (ii) the amount of any federal, state and local income and employment tax liability incurred by the Optionee in connection with the option exercise.

               b. The Plan Administrator may, in its discretion, determine that one or more such promissory notes shall be subject to forgiveness by the Corporation in whole or in part upon such terms as the Plan Administrator may deem appropriate.

        3.2 TAX WITHHOLDING

               a. The Corporation's obligation to deliver shares of Common Stock upon the exercise of options under the Plan shall be subject to the satisfaction of all applicable federal, state and local income and employment tax withholding requirements.

               b. The Plan Administrator may, in its discretion, provide any or all holders of Non-Statutory Options under the Plan with the right to use shares of Common Stock in satisfaction of all or part of the Taxes incurred by such holders in connection with the exercise of their options. Such right may be provided to any such holder in either or both of the following formats:

                      (1) Stock Withholding: The election to have the

Corporation withhold, from the shares of Common Stock otherwise issuable upon the exercise of such Non-Statutory Option, a portion of those shares with an aggregate Fair Market Value equal to the percentage of the Taxes (not to exceed one hundred percent (100%)) designated by the holder.

                      (2) Stock Delivery: The election to deliver to the Corporation, at the time the Non-Statutory Option is exercised, one or more shares of Common Stock previously acquired by such holder (other than in connection with the option exercise triggering the Taxes) with an aggregate Fair Market Value equal to the percentage of the Taxes (not to exceed one hundred percent (100%)) designated by the holder.

        3.3 EFFECTIVE DATE AND TERM OF THE PLAN

               a. The Plan shall become effective on the Plan Effective Date. However, no shares shall be issued under the Plan pursuant to Incentive Options until the Plan is approved by the Corporation's stockholders. If such stockholder approval is not obtained within twelve (12) months after the Plan Effective Date, then all Incentive Options previously granted under this Plan shall automatically convert into Non-Statutory Options.

               b. The Plan shall terminate upon the earliest of (i) June 30, 2008, (ii) the date on which all shares available for issuance under the Plan shall have been issued, or (iii) the termination of all outstanding options in connection with a Corporate Transaction. Upon such Plan termination, all outstanding options shall continue to have force and effect in accordance with the provisions of the documents evidencing such options.

        3.4 AMENDMENT OF THE PLAN

               a. The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall adversely affect any rights and obligations with respect to options at the time outstanding under the Plan unless each affected Optionee consents to such amendment or modification. In addition, amendments to the Plan shall be subject to approval of the Corporation's stockholders to the extent required by applicable laws or regulations.

               a. Options to purchase shares of Common Stock may be granted under the Plan that are in each instance in excess of the number of shares then available for issuance under the Plan, provided any excess shares actually issued are held in escrow until there is obtained Board approval (and shareholder approval if required by applicable laws or regulations) of an amendment sufficiently increasing the number of shares of Common Stock available for issuance under the Plan.

       3.5  USE OF PROCEEDS

               Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

        3.6 REGULATORY APPROVALS

               a. The implementation of the Plan, the granting of any option under the Plan, and the issuance of any shares of Common Stock upon the exercise of any option shall be subject to the Corporation's obtaining all approvals and permits required by regulatory authorities having jurisdiction over the Plan and the options granted under it, and the shares of Common Stock issued pursuant to the Plan.

               b. No shares of Common Stock shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of federal and state securities laws and all applicable listing requirements of any stock exchange (or the Nasdaq market, if applicable) on which Common Stock is then listed for trading.

        3.7 EMPLOYMENT/SERVICE RIGHTS

               Nothing in the Plan shall confer upon the Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee, which rights are hereby expressly reserved by each, to terminate such person's Service at any time for any reason, with or without cause.

                                    APPENDIX

        The following definitions shall be in effect under the Plan and the Plan
Documents:

1.      Board shall mean the Corporation's Board of Directors.

2. Change in Control shall mean a change in ownership or control of the Corporation effected through either of the following transactions:

        (i) the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders, which the Board does not recommend such stockholders to accept, or

        (ii) a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

3.      Code shall mean the Internal Revenue Code of 1986, as amended.

4.      Common Stock shall mean the Corporation's common stock.

5. Corporate Transaction shall mean either of the following stockholder-approved transactions to which the Corporation is a party:

        (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction; or

        (ii) the sale, transfer or other disposition of all or substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation.

6. Eligible Director shall mean a non-employee Board member eligible to participate in the Plan.

7. Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

8. Exercise Date shall mean the date on which the Corporation shall have received written notice of the option exercise.

9. Exercise Price shall mean the exercise price per share as specified in the Stock Option Grant.

10      Expiration Date shall mean the date on which the option expires as specified in the Stock Option Grant.

11. Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

        (i) If the Common Stock is traded at the time on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market or any successor system. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

        (ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

        (iii) If the Common Stock is not listed on any Stock Exchange nor traded on the Nasdaq National Market, then the Fair Market Value shall be determined by the Plan Administrator after taking into account such factors as the Plan Administrator shall deem appropriate.

        (iv) For purposes of any option grants made on the Underwriting Date, the Fair Market Value shall be deemed to be equal to the price per share at which the Common Stock is sold in the initial public offering pursuant to the Underwriting Agreement.

12. First Refusal Right shall mean the right granted to the Corporation in Section E of the Stock Option Exercise Notice and Purchase Agreement.

13. Grant Date shall mean the date on which the option is granted to Optionee as specified in the Stock Option Grant.

14. Incentive Option shall mean an option which satisfies the requirements of Code Section 422.

15. Involuntary Termination shall mean the termination of the Service of any individual which occurs by reason of:

        (i) such individual's involuntary dismissal or discharge by the Corporation for reasons other than Misconduct, or

        (ii) such individual's voluntary resignation following (A) a change in his or her position with the Corporation which materially reduces his or her level of responsibility, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and participation in corporate-performance based bonus or incentive programs) by more than fifteen percent (15%) or (C) a relocation of such individual's place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Corporation without the individual's consent.

16. Market Stand Off shall mean the market stand off restriction on disposition of the Purchased Shares as specified in Section F of the Stock Option Exercise Notice and Purchase Agreement.

17. Misconduct shall mean the commission of any act of fraud, embezzlement or dishonesty by the Optionee, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of any Optionee or other person in the Service of the Corporation (or any Parent or Subsidiary).

18.     1933 Act shall mean the Securities Act of 1933, as amended.

19.     1934 Act shall mean the Securities Exchange Act of 1934, as amended.

20. Non-Statutory Option shall mean an option not intended to satisfy the requirements of Code Section 422.

21.     Optionee shall mean any person to whom an option is granted under Plan.

22. Option Shares shall mean the number of shares of Common Stock subject to the option as specified in the Stock Option Grant.

23. Owner shall mean Option and all subsequent holders of the Purchased Shares who derive their chain of ownership through a Permitted Transfer from Optionee.

24. Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one or the other corporations in such chain.

25. Permanent Disability or Permanently Disabled shall mean the inability of the Optionee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

26. Permitted Transfer shall mean (i) a gratuitous transfer of the Purchased Shares, provided and only if Optionee obtains the Corporation's prior written consent to such transfer, (ii) a transfer of title to the Purchased Shares effected pursuant to Optionee's will or the laws of intestate succession following Optionee's death, or (iii) a transfer to the Corporation in pledge as security for any purchase-money indebtedness incurred by Optionee in connection with the acquisition of the Purchased Shares.

27. Plan Administrator shall mean the particular entity, whether the Board or a committee of the Board, which is authorized to administer the Plan with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions under the Plan with respect to the persons under its jurisdiction.

28. Plan Documents shall mean the Plan, the Stock Option Grant, and Stock Option Exercise Notice and Purchase Agreement, collectively.

29. Plan Effective Date shall mean July 1, 1998, the date as of which the Plan was adopted by the Board.

30. Primary Committee shall mean the committee of two (2) or more non-employee Board members (as defined in the regulations to Section 16 of the 1934 Act) appointed by the Board to administer the Plan with respect to Section 16 Insiders.

31. Purchased Shares shall mean the shares purchased upon exercise of the Option.

32. Recapitalization shall mean any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other charge affecting the Corporation's outstanding Common Stock as a class without the Corporation's receipt of consideration.

33.     Reorganization shall mean any of the following transactions:

        (i) a merger or consolidation in which the Corporation is not the surviving entity;

        (ii) a sale, transfer, or other disposition of all or substantially all of the Corporation's assets;

        (iii) a reverse merger in which the Corporation is the surviving entity but in which the Corporation's outstanding voting securities are transferred in whole or in part to a person or persons different from the persons holding those securities immediately prior to the merger; or

        (iv) any transaction effected primarily to change the state in which the Corporation is incorporated or to create a holding company structure.

34. Repurchase Right shall mean the Corporation's right to repurchase Purchased Shares as set forth in Section D of the Stock Option Exercise Notice and Repurchase Agreement.

35.     SEC shall mean the Securities Exchange Commission.

36. Secondary Committee shall mean a committee of two (2) or more Board members appointed by the Board to administer the Plan with respect to eligible persons other than Section 16 Insiders.

37      Section 12(g) Registration Date shall mean the date on which the Common
Stock is first registered under Section 12(g) of the 1934 Act.

38. Section 16 Insider shall mean an officer or director of the Corporation subject to the short-swing profit liabilities of Section 16 of the 1934 Act.

39. Service shall mean the performance of services to the Corporation (or any Parent or Subsidiary) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant.

40. Stock Exchange shall mean either the American Stock Exchange, the New York Stock Exchange, or another regional stock exchange.

41. Stock Option Exercise Notice and Purchase Agreement shall mean the agreement of said title in substantially the form of Exhibit A to the Stock Option Grant, pursuant to which Optionee gives notice of his intent to exercise the option and purchase Shares.

42. Stock Option Grant shall mean the Stock Option Grant document, pursuant to which Optionee has been informed of the basic terms of the option granted under the Plan.

43. Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

44. Taxes shall mean the Federal, state and local income and employment tax liabilities incurred by the holder of Non-Statutory Options in connection with the exercise of those options.

45.     10% Stockholder shall mean the owner of stock (as determined under Code
Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).